UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St., Suite 450 Needham, MA		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 23, 2024, Candel Therapeutics, Inc. (the “Company”) issued a press release reporting data that showed a prolonged overall survival in the Company’s phase 2 clinical trial of CAN-2409 for advanced non-small cell lung cancer (“NSCLC”) patients non-responsive to immune checkpoint inhibitor (“ICI”) treatment. As previously announced, the Company will present the data at the 2024 American Society of Clinical Oncology (“ASCO”) Annual Meeting on June 3, 2024.

A copy of the full press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K are furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 8.01 Other Events.

On May 23, 2024, the Company announced topline data that showed a prolonged overall survival in the Company’s phase 2 clinical trial of CAN-2409 plus valacyclovir, together with ICI therapy in patients with Stage III/IV NSCLC inadequately responding to ICI (anti-PD-L1) therapy (as of an April 1, 2024 data cut-off):

•
Median overall survival (“mOS”) of 20.6 months was observed following two administrations of CAN-2409 plus valacyclovir in NSCLC patients with progressive disease despite ICI therapy, compared to published results of median overall survival of 11.6 months observed with standard of care docetaxel-based chemotherapy in a similar patient population. Improved mOS was observed in both PD-L1 negative and PD-L1 positive tumors in patients with progressive disease (N=37 patients in cohort 2 for which PD-L1 status at baseline was available). mOS of 22.0 months was observed across all patients (n=46) who had an inadequate response to ICI.
•
CAN-2409 treatment resulted in activation of the systemic immune response after two administrations of CAN-2409, including increased numbers of circulating cytotoxic and memory T cells, which significantly correlated with subsequent prolonged survival and a beneficial effect on both injected and uninjected tumors (abscopal response).
•
As of the data cut-off date, CAN-2409 treatment in NSCLC continued to exhibit a favorable safety and tolerability profile.
•
71.4% of patients with metastatic disease and at least one uninjected tumor (n=35) experienced a beneficial effect from CAN-2409 treatment on both injected and uninjected tumors, indicating a systemic anti-tumor immune response. When using a threshold of >5% decrease, more than 60% of patients showed an abscopal response.
•
Increased numbers of circulating CD8+ cytotoxic and CD4+ effector and central memory T cells as well as elevated levels of soluble granzymes B and H after the second CAN-2409 injection were associated with subsequent prolonged survival, underpinning the systemic immune response elicited by CAN-2409 treatment.
•
Treatment with CAN-2409 in NSCLC continued to exhibit a favorable safety and tolerability profile. There were no dose-limiting toxicities or grade 4 or higher treatment-related adverse events (“TRAEs”); the majority of TRAEs were grade 1 or 2, and there were three grade 3 TRAEs (1 pyrexia, 2 pneumonitis).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: May 23, 2024	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer